Exhibit 32.1

CERTIFICATION PURSUANT TO RULE 13b – 14(b) OF THE SECURITIES EXCHANGE
ACT AND 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES – OXLEY ACT OF 2002

In connection with the Quarterly Report of Strayer Education, Inc. (the ‘‘Company’’) on Form 10-Q for the period ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the ‘‘Report’’), I, Robert S. Silberman, Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/   Robert S. Silberman
Robert S. Silberman
Chairman and
Chief Executive Officer

October 28, 2005